EXHIBIT 10.1

AMENDMENT NO. 2
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

                                      AMENDMENT ("Amendment No. 2") dated September 25, 2015, and made effective as of the date of commencement of employment by Stefan Larsson (the "Effective Date"), by and between Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Ralph Lauren (the "Executive").

WHEREAS, the Executive currently serves as the Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company pursuant to an Amended and Restated Employment Agreement by and between the Company and the Executive dated June 26, 2012, as amended (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.            Section 3(a) of the Employment Agreement is amended to read in its entirety as follows, effective as of the Effective Date:

"Title and Duties. The Executive shall serve as Chief Creative Officer of the Company and Executive Chairman of the Board of Directors of the Company (the "Board") and shall have such duties, authority and responsibilities as are normally associated with and appropriate for such positions. The Executive shall report directly to the Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company."

2.            Except as amended and/or modified by this Amendment No. 2, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 2.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be duly executed and the Executive has hereunto set his hand on the date first set forth above, as of the Effective Date.

RALPH LAUREN CORPORATION

By:	/s/ Joel Fleishman
	Name:	Joel Fleishman
	Title:	Chairman of the Compensation & Organizational Development Committee

EXECUTIVE

/s/ Ralph Lauren
Ralph Lauren